As filed with the Securities and Exchange Commission on June 26, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	39-1434669 (I.R.S. Employer Identification No.)
13320 Ballantyne Corporate Place Charlotte, North Carolina 28277-3607 (Address of principal executive offices)

DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (as amended as of June 2, 2026)
(Full title of the plan)

Lindi Barton-Brobst
Senior Vice President, General Counsel and Secretary
DENTSPLY SIRONA Inc.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277-3607
(844) 848 - 0137
(Name, address and telephone number,
including area code, of agent for service)

With copies to:
Lillian Tsu & Julia L. Petty
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, New York 10006

________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer    ☒    Accelerated filer    ☐
Non‑accelerated filer    ☐  (Do not check if a smaller reporting company)    Smaller reporting company    ☐
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
Pursuant to General Instruction E of Form S-8, DENTSPLY SIRONA Inc. (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register, in connection with the Registrant’s 2024 Omnibus Incentive Plan (as amended as of June 2, 2026), an additional 15,000,000 shares of the same class as registered under the Registrant’s effective registration statements on Form S-8, File Nos. 333-279714 and 333-288453, filed with the Commission on May 24, 2024 and July 1, 2025, respectively (the “Earlier Registration Statement”). The contents of the Earlier Registration Statements, where applicable, are hereby incorporated by reference, except that the provisions contained in Part II of such Earlier Registration Statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
The following documents, as filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:
(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 26, 2026;
(2)The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed with the Commission on May 5, 2026;
(3)The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2026 (excluding Item 7.01 and Exhibit 99.1), February 24, 2026 (excluding Item 7.01 and Exhibit 99.1), June 4, 2026, and June 11, 2026 (excluding Item 7.01 and Exhibit 99.1); and
(4)The description of the Registrant’s Common Stock, par value $0.01 per share, contained in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on March 2, 2020, including any amendment or report filed for the purpose of updating such description.
In addition, all reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post‑effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any document or any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description
4.1
Second Amended and Restated Certificate of Incorporation of DENTSPLY International Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Commission on March 1, 2017)

4.2
Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on May 23, 2018)

4.3	Seventh Amended and Restated By-Laws of DENTSPLY SIRONA Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on August 2, 2023)
4.4	DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on May 24, 2024)
4.5	Amendment No. 1 to the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Appendix A of the Registrant’s 2025 Proxy Statement filed with the Commission on April 9, 2025)
4.6	Amendment No. 2 to the DENTSPLY SIRONA Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Appendix A of the Registrant’s 2026 Proxy Statement filed with the Commission on April 23, 2026)
5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP
23.1	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm - Deloitte & Touche LLP
23.3	Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP
24.1	Power of Attorney (contained on signature page hereto)
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 26th day of June, 2026.

DENTSPLY SIRONA INC.

Date: June 26, 2026	By:	/s/ Daniel T. Scavilla
Daniel T. Scavilla
President and Chief Executive Officer
POWER OF ATTORNEY

Each person whose signature appears below appoints Daniel T. Scavilla and Lindi Barton-Brobst, each of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same offering, filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Daniel T. Scavilla	President and Chief Executive Officer and Director	June 26, 2026
Daniel T. Scavilla	(Principal Executive Officer, Principal Financial Officer)

/s/ Kevin J. Czerney	Chief Accounting Officer	June 26, 2026
Kevin J. Czerney	(Principal Accounting Officer)

/s/ Gregory T. Lucier	Chairman of the Board of Directors	June 26, 2026
Gregory T. Lucier

/s/ Michael J. Barber	Director	June 26, 2026
Michael J. Barber

/s/ James D. Forbes	Director	June 26, 2026
James D. Forbes

/s/ Brian T. Gladden	Director	June 26, 2026
Brian T. Gladden

/s/ Betsy D. Holden	Director	June 26, 2026
Betsy D. Holden

/s/ Clyde R. Hosein	Director	June 26, 2026
Clyde R. Hosein

/s/ Jonathan J. Mazelsky	Director	June 26, 2026
Jonathan J. Mazelsky

/s/ Brian P. Mckeon	Director	June 26, 2026
Brian P. Mckeon

/s/ Leslie F. Varon	Director	June 26, 2026
Leslie F. Varon

/s/ Janet S. Vergis	Director	June 26, 2026
Janet S. Vergis

/s/ Donald J. Zurbay	Director	June 26, 2026
Donald J. Zurbay